Joint Filer Information
The undersigned filer has designated Judy Salem as the "Designated Filer for the purposes of the attached Form 4:

        The Estate of Robert Salem ("Estate )
        15 Equestrian Ridge
        Newtown, Connecticut 06470


Issuer & Ticker Symbol: Home Diagnostics, Inc. (HDIX)

Date of Event Requiring Statement: 09/26/2006




Signature:      /s/ DAVID WAYNE WINTERS
                ----------------------------------------------------
                By: David Wayne Winters, Attorney-in-Fact
                    For Judy Salem, Executrix of The Estate of
                    Robert Salem, and for The Estate of Robert Salem